SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2012

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Ms. Lori Ciano joined Conceptus, Incorporated (the “Company”) on March 26, 2012 to the newly created position of Executive Vice President, Human Resources. Ms. Ciano will lead the Company’s worldwide human resources function and will report to the Company’s President and Chief Executive Officer, D. Keith Grossman.

Previously Ms. Ciano was Senior Vice President, Human Resources for Affymetrix Inc., a gene chip company, where she directed the strategic planning and administration of the company’s 1,100-member workforce worldwide for more than four years. Prior to Affymetrix she was at Novellus Systems, Inc. for six years. As Vice President of Human Resources for three years, she led employee development and training, global compensation, organizational development, and employee relations programs for more than 3,300 employees worldwide. For the prior three years at Novellus she served as Senior Director of Customer Satisfaction. Ms. Ciano also worked for Varian Associates for 20 years in a variety of customer service, marketing and business development positions. Ms. Ciano has a Masters Degree in Psychology from JFK University, an M.B.A. from Santa Clara University and a B.S. in Marketing from San Jose State University.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated March 14, 2012 between Ms. Lori Ciano and Conceptus Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Operations
and Chief Financial Officer

Dated: March 28, 2012

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